UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025 (September 23, 2025)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Innovation Point, 5th Floor Fort Mill, SC		29715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (803) 650-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Chief Financial Officer Role

As previously announced by Shoe Carnival, Inc. (the “Company”), W. Kerry Jackson, who had served as the Company’s Chief Financial Officer for 27 years prior to his retirement from the Company in May 2023, rejoined the Company effective June 9, 2025 as the Company’s Senior Vice President, New Business Development. On September 23, 2025, the Board of Directors of the Company (the “Board”), in anticipation of organic and acquisition growth and after taking into account Mr. Jackson’s breadth and years of experience with the Company, including his current and prior leadership of the Company’s business development activities, approved a transition in the Company’s Chief Financial Officer role and responsibilities, appointing Mr. Jackson to serve in the role of Executive Vice President, Chief Financial Officer, effective September 28, 2025. Mr. Jackson was also designated as the Company’s principal financial officer and principal accounting officer, effective as of September 28, 2025. Effective on the same date, Patrick C. Edwards, the Company’s current Senior Vice President, Chief Financial Officer and Treasurer, was appointed to the role of Senior Vice President, Special Projects and will continue to serve as the Company’s Treasurer.

Mr. Jackson, age 63, was employed by the Company as its Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer from September 2019 until April 2023 and as its Chief Administrative Officer from April 2023 until May 2023. Prior to that, Mr. Jackson served as the Company’s Senior Executive Vice President – Chief Operating and Financial Officer and Treasurer from October 2012 to September 2019, as its Executive Vice President – Chief Financial Officer and Treasurer from August 2004 to October 2012, as its Senior Vice President – Chief Financial Officer and Treasurer from June 2001 to August 2004, as its Vice President – Chief Financial Officer and Treasurer from September 1996 to June 2001, and as its Vice President – Controller and Chief Accounting Officer from January 1993 to September 1996. Prior to January 1993, Mr. Jackson held various accounting positions with the Company. Prior to joining the Company in 1988, Mr. Jackson was associated with a public accounting firm.

On September 23, 2025, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase in Mr. Jackson’s annual base salary to $565,000 in connection with his assumption of the Chief Financial Officer position. On September 29, 2025, Mr. Jackson will also receive a one-time grant of 20,000 service-based restricted stock units (“RSUs”), to be granted under the Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), which RSUs will vest in full on the third anniversary of the grant date, provided that he remains continuously employed with the Company through such vesting date. The RSUs will be subject to the terms and conditions of the 2017 Plan, which was previously filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 6, 2024, and the terms and conditions of an award agreement, the form of which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 17, 2025. No other changes were made to Mr. Jackson’s compensation.

There are no family relationships between Mr. Jackson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Mr. Jackson and any other person pursuant to which he was selected to become the Executive Vice President, Chief Financial Officer of the Company.

Employment Agreement with Mr. Jackson

In connection with his appointment as Executive Vice President, Chief Financial Officer, Mr. Jackson and the Company entered into an Employment and Noncompetition Agreement effective as of September 28, 2025 (the “Employment Agreement”). The Employment Agreement, which is in substantially the same form as the current employment and noncompetition agreements between the Company and certain other executive officers, provides for an initial one-year term of employment commencing on September 28, 2025 and automatically renews for successive one-year periods thereafter, unless earlier terminated in accordance with its terms. The Employment Agreement provides for an annual base salary of $565,000, as adjusted from time to time by the Board, eligibility to participate in the Company’s Amended and Restated 2016 Executive Incentive Compensation Plan (the “EICP”), eligibility to participate in annual equity awards granted under the 2017 Plan, at the discretion of the Compensation Committee, and eligibility to participate in all employee benefit plans, practices and programs generally provided to other executive officers of the Company.

Pursuant to the Employment Agreement, upon the expiration of the term of the agreement, Mr. Jackson will be entitled to receive (i) that portion of his base salary that is earned but unpaid through the termination date, (ii) any accrued but unpaid paid time off, and (iii) any vested payments or benefits to which he is entitled (collectively, the “Accrued Obligations”). In addition, if the Company elects not to renew the Employment Agreement upon the expiration of its term and terminates Mr. Jackson’s employment (other than within two years following or 90 days preceding a change in control) without offering to pay him severance equal to 100% of his base salary, he will not be subject to the non-competition and non-solicitation provisions of the Employment Agreement.

If Mr. Jackson’s employment is terminated by the Company for cause (as defined in the Employment Agreement), by Mr. Jackson without good reason (as defined below), or as a result of his death or disability, Mr. Jackson will be entitled to receive the Accrued Obligations. If Mr. Jackson’s employment is terminated by the Company without cause or by Mr. Jackson for good reason (in each case, other than within two years following a change in control), Mr. Jackson will be entitled to the following: (a) the Accrued Obligations; and (b) subject to his compliance with the restrictive covenants set forth in the Employment Agreement and his execution of a release agreement, (i) the payment of any incentive bonus under the EICP that has been earned but is yet unpaid for the fiscal bonus year prior to the year in which such termination occurs, (ii) a lump sum amount equal to 55% of his base salary for the fiscal year in which his termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year through the date of termination and the denominator of which is 365, (iii) a lump sum amount equal to 150% of his base salary for the fiscal year in which termination occurs, and (iv) an amount equal to 18 times the monthly amount charged, as of his termination date, for continuation coverage under the Company’s group medical and dental plans pursuant to the Consolidated Omnibus Reconciliation Act of 1985 for the coverage options and coverage levels applicable to him and his covered dependents immediately prior to the termination date (the “COBRA Premium Rate”). Under the Employment Agreement, “good reason” is defined to mean a material reduction by the Company in Mr. Jackson’s base salary without his consent.

If, within two years following a change in control, Mr. Jackson’s employment is terminated by the Company without cause or by Mr. Jackson for good reason or if the Company elects not to renew the Employment Agreement upon the expiration of its term by providing notice of non-renewal within two years following or 90 days preceding a change in control, Mr. Jackson will be entitled to the following: (a) the Accrued Obligations; and (b) subject to his compliance with the restrictive covenants set forth in the Employment Agreement and his execution of a release agreement, (i) the payment of any incentive bonus under the EICP that has been earned but is yet unpaid for the fiscal bonus year prior to the year in which such termination occurs, (ii) a lump sum amount equal to 310% of his base salary for the fiscal year in which his termination occurs, (iii) an amount equal to 18 times the COBRA Premium Rate, and (iv) outplacement services not to exceed $2,500.

Under the Employment Agreement, Mr. Jackson is subject to non-competition, non-solicitation and non-disparagement provisions during the term of the Employment Agreement and for a period of one year following termination of his employment. Mr. Jackson is also subject to customary confidentiality provisions.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notice of Non-Renewal - Employment Agreement with Mr. Edwards

On September 24, 2025, the Company provided notice to Mr. Edwards that the Company has elected not to renew the term of his amended and restated employment and noncompetition agreement, dated as of November 1, 2024 (the “Edwards Employment Agreement”), for an additional year, pursuant to the terms of the Edwards Employment Agreement. As a result, upon the expiration of the current term of the Edwards Employment Agreement on October 31, 2025, the Edwards Employment Agreement will terminate, and Mr. Edwards will be employed by the Company on an at-will basis in his role as Senior Vice President, Special Projects and Treasurer.

Item 7.01. Regulation FD Disclosure.

The following information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by the Company on September 25, 2025, announcing the appointment of Mr. Jackson as the Company’s Executive Vice President, Chief Financial Officer effective as of September 28, 2025, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
10.1	Employment and Noncompetition Agreement, dated as of September 28, 2025, by and between the Company and W. Kerry Jackson
99.1	Press Release of the Company dated September 25, 2025
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: September 25, 2025	By:	/s/ Mark J. Worden
Mark J. Worden President and Chief Executive Officer